 Exhibit 10.2

RSA 399-B STATEMENT OF FINANCE CHARGES

In connection with the amendment consummated on this ___ day of April, 2008, by and among TD BANKNORTH, N. A., a national banking association with a business address of 5 Commerce Park North, Bedford, New Hampshire 03110 (“Bank”) and BRANDPARTNERS GROUP, INC., a Delaware corporation, and BRANDPARTNERS RETAIL, INC., a New Hampshire corporation, each with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (collectively, the “Borrower”), GRAFICO INCORPORATED and BUILDING PARTNERS, INC., each a Delaware corporation with executive offices at 10 Main Street, Rochester, New Hampshire 03839 (collectively, the “Guarantor”), to that certain Commercial Loan Agreement dated May 5, 2005, entered into by and between the Borrower, Guarantor, and the Bank, (as amended, the “Loan Agreement”), the Borrower and Guarantor are hereby informed and advised pursuant to New Hampshire RSA 399-B that Borrower and Guarantor shall be liable for and shall pay the following charges on the loans described below (all capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement):

1. Interest. The Borrower shall pay interest on the outstanding principal balance of the Revolving Line of Credit Loan in the amount of up to Five Million Dollars ($5,000,000.00) at a variable annual rate equal to the Prime Rate plus three-quarters percent (0.75%). The Borrower shall pay interest on the outstanding principal balance of the Term Loan in the original principal amount of Two Million Dollars ($2,000,000.00) at a variable annual rate equal to the Prime Rate plus one-half percent (0.50%). “Prime Rate” means the rate published by The Wall Street Journal from time to time under the category “Prime Rate: The Base Rate on Corporate Loans posted by at least 75% of the Nation's 30 Largest Banks” (the lowest of the rates so published if more than one rate is published under this category at any given time) or such other comparable index rate selected by the Bank in its sole discretion if The Wall Street Journal ceases to publish such rate. The Borrower acknowledges that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the Bank on commercial loans. Each time the Prime Rate changes, the interest rate under the Loans shall change contemporaneously with such change in the Prime Rate. Interest is calculated and accrued daily on the basis of a 360 day banking year and payable monthly in arrears. The Borrower may also elect a rate of interest to apply to all or a portion of the outstanding principal balance of the Revolving Line of Credit Loan based upon 30-day LIBOR plus 325 basis points (3.25%), all subject to and in accordance with the Loan Agreement. The Borrower may also elect a rate of interest to apply to all of the outstanding principal balance of the Term Loan based upon 30-day LIBOR plus 300 basis points (3.00%), all subject to and in accordance with the Loan Agreement.

2. Late Charges. In the event any installment of principal or interest on the Loans is not paid when due, the Bank may assess a late payment charge of five percent (5%) of the amount of principal and/or interest which is more than ten (10) days overdue.

3. Default Rate. If an Event of Default occurs under the Loan Agreement and after maturity, the Borrower shall pay interest on all amounts outstanding under the Loans at the Prime Rate, plus an additional five and twenty-five one hundredths percent (5.25%) per annum.

4. Bank Fees. The Borrower shall pay the Bank the following fees in connection with the Loans:

Amendment Fee:	$25,000.00

Unused Revolving Line of Credit Commitment Fee:	0.375% per annum of daily average of unadvanced amounts under Revolving Line of Credit Loan (based upon full availability of $5,000,000.00), determined quarterly and payable in arrears.

5. LIBOR and Interest Rate Agreement Obligations. In the event of any prepayment of any Loans which are subject to a LIBOR based rate of interest, or which are subject to any agreement pertaining to interest rate swaps, caps, floors, or hedging transactions, Borrower shall pay Bank all fees, costs, reimbursements, obligations, and expenses provided under the Loan Agreement and the other Loan Documents with respect to the same.

6. Closing Costs and Expenses. The Borrower shall pay all closing costs incurred by the Bank in connection with the closing, amendment, or enforcement of the Loans, including, without limitation, attorneys' fees and costs (including document preparation costs), recording and filing fees, title insurance premium, appraisal fees, court costs, sheriffs' fees, audit fees and any other expenses incurred by the Bank with respect thereto, including, but not limited to attorneys fees and expenses.

7. Guarantor Obligations. Guarantor has unconditionally guaranteed payment to Bank of all of the obligations of Borrower described above.

The Borrower and Guarantor hereby acknowledge receipt of a copy of this Statement at or before the loan closing of even date, and confirm that this transaction is a commercial loan not subject to federal truth-in-lending laws and regulations, including without limitation, the Real Estate Settlement Procedures Act and Regulation Z.

[SIGNATURE PAGE FOLLOWS]

Disclosed by Bank and acknowledged by Borrower and Guarantor as of the date first set forth above.

WITNESSES:		BORROWER:
BRANDPARTNERS GROUP, INC.

	By:	/s/ James F. Brooks
James Brooks

	Title:	CEO

BRANDPARTNERS RETAIL, INC.

	By:	/s/ James F. Brooks
James Brooks

	Title:	CEO

GUARANTOR:
GRAFICO INCORPORATED

	By:	/s/ James F. Brooks
James Brooks

	Title:	CEO

BUILDING PARTNERS, INC

	By:	/s/ James F. Brooks
James Brooks

	Title:	CEO